EXHIBIT 1

                          TO THE COMBINATION AGREEMENT

                         DATED THE 15th DAY OF MAY, 1998

                    BETWEEN APPLIED CELLULAR TECHNOLOGY, INC.

                                       AND

                                  COMMSTAR LTD.

                      PLAN OF ARRANGEMENT UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)


                                   ARTICLE ONE
                         DEFINITIONS AND INTERPRETATION

Section 1.01      Definitions:

     In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

     (a) "Applied" means Applied Cellular Technology, Inc.;

     (b) "Applied Common Stock" means the common stock which Applied is authorized to issue, as the same are constituted on the date hereof;

     (c) "Arrangement" means the combination by way of arrangement of Applied and Commstar pursuant to Section 182 of the OBCA on the terms and conditions set forth in this Plan of Arrangement;

     (d) "Combination Agreement" means the combination agreement dated the 15th day of May, 1998 among Applied and Commstar to which this Plan of Arrangement is attached as Exhibit 1;

     (e)  "Commstar" means Commstar Ltd.;

     (f) "Commstar Common Shares" means the common shares which Commstar is authorized to issue, as the same are constituted on the date hereof;

     (g)  "Court" means the Ontario Court of Justice (General Division):


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     (h)  "Depositary" means The Montreal Trust Company of Canada;

     (i) "Effective Date" means the date set forth in the certificate of arrangement issued by the Director to Commstar under the provisions of the OBCA giving effect to the Arrangement;

     (j) "Exchangeable Shares" means the exchangeable non-voting shares which Commstar is authorized to issue from and after the Effective Date and having the rights and privileges ascribed thereto as set forth in Appendix "A" hereto;

     (k) "Long Term Debt" at any particular time means long term debt of Commstar as at such time, determined in accordance with Canadian generally accepted accounting principles applied on a basis consistent with the determination of long term debt for the purposes of preparing the audited balance sheet of Commstar as at June 30, 1997, adjusted as provided in clause 1.01(q);

     (l) "New Common Shares" means the common shares which Commstar will be authorized to issue from and after the Effective Date and having the rights and privileges ascribed thereto as set forth in Appendix "A" hereto;

     (m) "NASDAQ" means the National Market of the National Association of Securities Dealers Automated Quotation System;

     (n)  "OBCA" means the Business Corporations Act (Ontario), as amended;

     (o) "Preferred Shares" means the preferred shares, issuable in series, which Commstar will be authorized to issue from and after the Effective Date and having the rights and privileges ascribed thereto as set forth in Appendix "A" hereto;

     (p) "Series A Preferred Share" means the one preferred share, series A which Commstar will be authorized to issue from and after the Effective Date and having the rights and privileges ascribed thereto as set forth in Appendix "A" hereto; and

     (q) "Working Capital" at any particular time means the current assets of Commstar less the current liabilities of Commstar as at such time, all determined in accordance with Canadian generally accepted accounting principles applied on a basis consistent with the determination of current assets and current liabilities for the purposes of preparing the audited balance sheet of Commstar as at June 30, 1997; provided that for such purposes all debenture receivables from Hutton (U.S.) and ECI Industries shall be classified as current assets, the current portion of any Long Term Debt shall be classified as long term debt and not as current debt and any and all expenses incurred in connection with the Arrangement shall be excluded from the determination of Working Capital.


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Section 1.02      Interpretation Not Affected by Headings:

     The division of this Plan of Arrangement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specifically indicated, the terms "this Plan of Arrangement", "hereof", "herein", "hereunder" and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or subparagraph and include any agreement or instrument supplementary or ancillary hereto.

Section 1.03      Number and Gender:

Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and words importing persons shall include firms and corporations.

Section 1.04      Meaning:

Words and phrases used herein and defined in the OBCA shall have the same meaning herein as in the OBCA unless the context otherwise requires.

Words and phrases used herein and defined in the Exchangeable Share Provisions attached as Appendix "A" hereto shall have the same meaning herein as in the Exchangeable Share Provisions unless the context otherwise requires.


                                   ARTICLE TWO
                              COMBINATION AGREEMENT


Section 2.01      Combination Agreement:

     This Plan of Arrangement is made pursuant and subject to the provisions of the Combination Agreement.


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                                  ARTICLE THREE
                               AUTHORIZED CAPITAL


Section 3.01      Authorized Capital:

On and after the Effective Date Commstar shall be authorized to issue an unlimited number of New Common Shares, an unlimited number of Exchangeable Shares and Preferred Shares, issuable in series, including one Series A Preferred Share. The attributes, rights and obligations of such shares are set out in Appendix "A" hereto.

Section 3.02      Applied Liquidation Call Right

(a) Applied shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Commstar, to purchase from all but not less than all of the holders (other than Applied) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Applied of an amount, for each Exchangeable Share held, equal to the Current Market Price of a share of Applied Common Stock on the last Business Day prior to the Liquidation Date multiplied by the Current Applied Common Stock Equivalent. The payment shall be satisfied in full by causing to be delivered to such holder (a) such whole number of shares of Applied Common Stock (rounded down to the nearest whole number) as is equal to the amount obtained by multiplying the number of such Exchangeable Shares to be transferred by the Current Applied Common Stock Equivalent, plus (b) an additional amount in cash equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Shares (collectively the "Liquidation Call Purchase Price") without interest. In the event of the exercise of the Liquidation Call Right by Applied, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to Applied on the Liquidation Date on payment by Applied to such holder of the Liquidation Call Purchase Price.

(b) To exercise the Liquidation Call Right, Applied must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of Applied's intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Applied has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by Applied. If Applied exercises the Liquidation Call Right, on the Liquidation Date Applied will purchase and the holders will sell all of the Exchangeable Shares then outstanding (other than shares held by Applied) for a price equal to the Liquidation Call Purchase Price.


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                                      -5-

(c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Applied shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of shares of Applied Common Stock deliverable by Applied (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Liquidation Call Purchase Price for all outstanding Exchangeable Shares and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price for all outstanding Exchangeable Shares without interest. Provided that the total Liquidation Call Purchase Price for all outstanding Exchangeable Shares has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable for all outstanding Exchangeable Shares (other than shares held by Applied) by Applied without interest upon presentation and surrender by the holder of certificates representing all of the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Applied Common Stock to be delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Applied shall deliver to such holder, certificates representing the Applied Common Stock to which the holder is entitled and a cheque or cheques of Applied payable at par and in Canadian dollars at any branch of the bankers of Applied or of the Corporation in Canada in payment of the remaining portion, if any, of the total
     Liquidation Call Purchase Price for such holder's Exchangeable Shares. If Applied does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to
     Article 4 of the Exchangeable Share Provisions.

Section 3.03      Applied Redemption Call Right

(a) Applied shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Article 6 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than Applied) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Applied to the holder of an amount, for each Exchangeable Share held, equal to the Current Market Price of a share of Applied Common Stock on the last Business Day prior to the Automatic Redemption Date multiplied by the Current Applied Common Stock Equivalent. The payment shall be satisfied in

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     full by causing to be  delivered  to such holder  (a)such  whole  number of shares of Applied Common Stock (rounded down to the nearest whole number) as is equal to the amount obtained by multiplying the number of such Exchangeable Shares to be redeemed by the Current Applied Common Stock Equivalent, plus (b) an additional amount in cash equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Shares (collectively the "Redemption Call Purchase Price") without interest. In the event of the exercise of the Redemption Call Right by Applied, each
     holder  of  Exchangeable   Shares  shall  be  obligated  to  sell  all  the
     Exchangeable Shares held by such holder to Applied on the Automatic Redemption Date on payment by Applied to the holder of the Redemption Call Purchase Price.

(b) To exercise the Redemption Call Right, Applied must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of Applied's intention to exercise such right at least 125 days before the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Applied has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by Applied. If Applied exercises the Redemption Call Right, on the Automatic Redemption Date Applied will purchase and the holders will sell all of the Exchangeable Shares then outstanding (other than shares held by Applied) for the Redemption Call Purchase Price.

(c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Applied shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, certificates representing the aggregate number of shares of Applied Common Stock deliverable by Applied (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any liens) in payment of the total Redemption Call Purchase Price for all outstanding Exchangeable Shares and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price for all outstanding Exchangeable Shares. Provided that the total Redemption Call Purchase Price for all outstanding Exchangeable Shares has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price for all outstanding Exchangeable Shares (other than shares held by Applied) payable by Applied upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the Applied Common Stock to be delivered to such holder without interest. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Applied shall deliver to such holder, certificates representing the shares of Applied Common Stock to

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     which the holder is entitled and a cheque or cheques of Applied  payable at par and in Canadian dollars at any branch of the bankers of Applied or of the Corporation in payment of the remaining portion, if any, of the total Redemption Call Purchase Price for such holders Exchangeable Shares. If Applied does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption
     price  otherwise   payable  by  the  Corporation  in  connection  with  the
     redemption of the Exchangeable Shares pursuant to Article 6 of the Exchangeable Share Provisions.

Section 3.04      Applied Retraction Call Right

(a)  Applied  shall have the  overriding  right (the  "Retraction  Call  Right")
     notwithstanding the proposed redemption of Retracted Shares by the Corporation on the Retraction Date, to purchase from the holder of the Retracted Shares on the Retraction Date all of the Retracted Shares upon payment by Applied to the holder of a Retracted Share an amount for each Retracted Share, equal to the Current Market Price multiplied by the Current Applied Common Stock Equivalent, in each case determined on the Retraction Date. The payment shall be satisfied in full in respect to such Retracted Shares by causing to be delivered to the holder (a) such whole number of shares of Applied Common Stock (rounded down to the nearest whole number) as is equal to the amount obtained by multiplying the number of Retracted Shares by the Current Applied Common Stock Equivalent, plus (b) an additional amount in cash equivalent to the full amount of all dividends declared and unpaid on such Retracted Shares (collectively, the "Retraction Call Purchase Price") without interest. In the event of the exercise of the Retraction Call Right by Applied, the holder of the Retracted Shares shall be obligated to sell to Applied, and Applied shall be obligated to purchase, the Retracted Shares on the Retraction Date upon payment by Applied to such holder of the Retraction Call Purchase Price.

(b) In order to exercise the Retraction Call Right, Applied shall advise the Transfer Agent in writing of its determination to do so (the "Applied Call Notice") on or prior to the expiry of the fifth Business Day after the receipt by the Transfer Agent of the Retraction Request. If Applied does not so notify the Transfer Agent, the Transfer Agent will notify the holder as soon as possible thereafter that Applied has waived the Retraction Call Right. If Applied delivers the Applied Call Notice before the expiry of such five Business Day period, the Retraction Request shall thereupon be deemed only to be an offer by the holder to sell the Retracted Shares to Applied. In such event, the Corporation shall not redeem the Retracted Shares and Applied shall purchase from such holder and such holder shall sell to Applied on the Retraction Date all of the Retracted Shares for the Retraction Call Purchase Price.

(c) For the purposes of completing a purchase of the Retracted Shares pursuant to the Retraction Call Right, Applied shall deposit with the Transfer
     Agent, on or before the Retraction Date, certificates representing the shares of Applied Common Stock to be delivered to each holder of the Retracted Shares in payment of the total Retraction Call Purchase Price for all of the Retracted Shares(or the portion thereof payable in Applied

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     Common  Stock,  as the  case  may be) and a  cheque  in the  amount  of the remaining portion, if any, of the total Retraction Call Purchase Price (or, if any portion of the Retraction Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). Provided that such total Retraction Call Purchase Price for all of the Retracted Shares has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as of the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. Applied shall cause the Transfer Agent to deliver to the holder of the Retracted Shares, at the address of such holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the office of the Transfer Agent to which the Retraction Request was delivered, in payment of such total Retraction Purchase Price for all of the Retracted Shares, certificates representing the shares of Applied Common Stock to be delivered in respect of such payment (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any liens) registered in the name of the holder or in such other name as the holder may request in payment of such and, if applicable, a cheque of Applied payable at par and in Canadian dollars at any branch of the bankers of Applied or the Corporation in Canada (or, if any part of the Retraction Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property), and such delivery of such certificates and cheque (and property, if any) to the holder on behalf of Applied by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Call Purchase Price for all of the Retracted Shares to the extent that the same is represented by such share certificates and cheque (and property, if any), unless such cheque is not paid on due presentation. On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Retraction Call Purchase Price, unless upon presentation and surrender of certificates
     in  accordance  with  the  foregoing  provisions,   payment  of  the  total
     Retraction Call Price shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Call Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by Applied shall thereafter be considered and deemed for all purposes to be a holder of the Applied Common Stock delivered to such holder.

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                                  ARTICLE FOUR
                        MANNER OF EXCHANGE OF SECURITIES


Section 4.01      Issue of Securities:

Contemporaneously on the Effective Date, the following transactions shall occur or be deemed to have occurred:

     (a) Commstar shall issue to Applied one Series A Preferred Share upon payment of $0.01 therefor and Applied's name shall be added to the list of holders of Series A Preferred Shares;

     (b) Each issued and outstanding Commstar Common Share immediately prior to the Effective Date shall be exchanged for Exchangeable Shares based on the following formula:

                  A  =   B    x      C
                                  -------
                                   D x E

Where:

     A        =       the number of  Exchangeable  Shares to which a holder of
                      Commstar Common Shares is entitled;

     B        =       the number of Commstar Common Shares held by such holder;

     C        =       $13,500,000 plus the amount, if any, by which $6,400,000
                      exceeds the Long Term Debt  of  Commstar  as at May 31,
                      1998, less the amount, if any, by which $300,000 exceeds the Working Capital of Commstar as at May 31, 1998.

     D        =       the aggregate number of Commstar Common Shares outstanding on the Effective  Date; and

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                                      -10-

     E        =       the  Canadian  dollar equivalent of the weighted   average
                      trading  price  of  the  Applied Common Shares for the 20
                      consecutive  trading  days on  which  NASDAQ  is open for
                      business   ending  two  days prior to the Effective  Date.
                      For the purposes of this calculation, the Canadian dollar equivalent is the product obtained by multiplying (a) the U.S. dollar amount by (b) the noon spot exchange rate on the Effective Date for U.S. dollars expressed in Canadian dollars as reported by the Bank of Canada.


     and the name of each holder shall be added to the register of holders of Exchangeable Shares; and

(c) The Series A Preferred Share issued to Applied shall be converted into one New Common Share and Applied's name shall be added to the list of holders of New Common Shares.


Section 4.02      Stated Capital:

The stated capital attributable to the Exchangeable Shares shall be the lesser of (a) the fair market value of the Exchangeable Shares as determined by the Board of Directors of the Corporation; (b) the paid up capital of the Commstar Common Shares for the purposes of the Income Tax Act (Canada) immediately prior to the Effective Date. The stated capital attributable to the New Common Shares will be equal to $0.01.

Section 4.03      Amendment to Exchange Formula

     If there shall have been a material adverse change in Long-Term Debt or Working Capital (defined as a change of $50,000 or more) as at the Effective Date from that on May 31, 1998, without the prior consent of Applied or without Applied agreeing to an amendment to the Exchange Formula, Applied shall have an option to terminate the Arrangement or amend the Exchange Formula based on the Long-Term Debt and Working Capital as at the Effective Date.


                                  ARTICLE FIVE
                              SECURITY CERTIFICATES


Section 5.01      Security Certificates:

Following the Effective Date, certificates for the appropriate number of Exchangeable Shares (rounded up or down to the nearest whole number) will be issued to former holders of Commstar

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                                      -11-

Common Shares in accordance with the provisions of Section 4.01 hereof against surrender of the certificates representing the Commstar Common Shares to the Depositary.


                                   ARTICLE SIX
                      ARRANGEMENT AND EFFECT OF ARRANGEMENT


Section 6.01      Arrangement:

Applied and Commstar hereby agree to combine by way of Arrangement as of the Effective Date pursuant to Section 182 of the OBCA on the terms set forth in this Plan of Arrangement. The articles of Commstar shall be amended as of the Effective Date to include the provisions of Appendix A hereto in order to set forth the rights, privileges and conditions attaching to the classes of shares of Commstar authorized pursuant to Article Three hereof.

Section 6.02      Effect of Arrangement:

As at and from 12:01 am. on the Effective Date the articles of arrangement shall be deemed to be an amendment to the articles of incorporation of Commstar and the certificate of arrangement shall be deemed to be a certificate of amendment of the Corporation.


                                  ARTICLE EIGHT
                                RIGHTS OF DISSENT


Section 7.01      Rights of Dissent:

Holders of Commstar Common Shares may exercise rights of dissent pursuant to and in the manner set forth in Section 185 of the OBCA, a summary of which is contained in the Management Information Circular of Commstar dated May 18, 1998.

                                  APPENDIX "A"

                                  COMMSTAR LTD.

                                SHARE PROVISIONS

                 PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

     The Exchangeable Shares in the capital of Commstar Ltd. shall have the following rights, privileges, restrictions and conditions.

                                    ARTICLE 1
                                 INTERPRETATION

1.1      For the purposes of these share provisions:

"Affiliate" of any person means any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person; including, without limitation, any partnership or joint venture in which the Corporation or Applied, as the case may be, (either alone, or through or together with any other subsidiary) has, directly or indirectly, an equity interest of 10 percent or more;

"Applied" means Applied Cellular Technology, Inc., a corporation organized and existing under the laws of the State of Missouri, and any successor corporation.

"Applied Call Notice" has the meaning ascribed thereto in the Plan of Arrangement.

"Applied Common Stock Reorganization" has the meaning ascribed thereto in the definition of "Current Applied Common Stock Equivalent" in Section 1.1 of these share provisions.

"Applied Common Stock" means the common stock of Applied, with a par value of U.S.$.001 per share and having one vote per share, and any other securities into which such shares may be changed.

"Applied Dividend Declaration Date" means the date on which the Board of Directors of Applied declares any dividend on the Applied Common Stock.

"Applied  Special  Share"  means the one share of the Special  Voting  Preferred
Stock of Applied with a par value of U.S.$10.00 and having voting rights at meetings of holders of shares of Applied Common Stock equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Applied) to be issued to, and voted by, the Trustee pursuant to the Voting and Exchange Trust Agreement.

"Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 6 of these share

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                                      -2-

provisions, which date shall be the first to occur of (a) the 3rd anniversary of the Effective Date of the Arrangement, (b) the date selected by the Board of Directors at any time when less than 5% of the Exchangeable Shares issued on the Effective Date are outstanding (other than Exchangeable Shares held by Applied and its Affiliates) and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transactions involving or affecting the Exchangeable Shares outstanding, (c) the Business Day prior to the record date for any meeting or vote of the shareholders of the Corporation to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of the Corporation, but excluding any meeting or vote as described in clause (d) below or (d) the Business Day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent such action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, Exchangeable Shares, if the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and the Applied Common Stock.

"Board of Directors" means the board of directors of the Corporation.

"Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in one or both in Toronto, Ontario and St. Louis, Missouri.

"Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

"Capital Reorganization" has the meaning ascribed thereto in Section 10.2 of these share provisions.

"Common Shares" means the common shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

"Corporation" means Commstar Ltd., a corporation incorporated under the OBCA.

"Current Applied Common Stock Equivalent" means, on any date, the equivalent as at such date of one share of Applied Common Stock as at the Effective Date, expressed to four decimal places, (the Current Applied Common Stock Equivalent as of the Effective Date being 1.0000 subject to adjustment in accordance with the Combination Agreement) determined by applying on a cumulative basis the

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                                      -3-

following adjustments, to the extent applicable by reason of any transactions occurring in respect of Applied Common Stock between the Effective Date and such date:

(a) if Applied shall (A) subdivide, redivide, convert or otherwise amend its then outstanding shares of Applied Common Stock into a greater number of shares of Applied Common Stock, unless the Corporation is permitted under applicable law without a vote of its shareholders to make, and shall simultaneously make, the same or an economically equivalent change to the rights of the holders of Exchangeable Shares, (B) combine, consolidate, convert or otherwise amend its then outstanding shares of Applied Common Stock into a lesser number of shares of Applied Common Stock, unless the Corporation is permitted under applicable law without a vote of its shareholders to make, and shall simultaneously make, the same or an economically equivalent change to the rights of the holders of Exchangeable Shares, or (C) issue shares of Applied Common Stock (or securities exchangeable or convertible into Applied Common Stock, but excluding any securities issued in a Rights Offering or in a Special Distribution) to the holders of all or substantially all of its then outstanding shares of Applied Common Stock by way of stock dividend or other distribution (other than to holders of Applied Common Stock who exercise an option to receive stock dividends in lieu of receiving cash dividends), unless the Corporation is permitted under applicable law without a vote of its shareholders to issue or distribute, and shall simultaneously issue and distribute, equivalent numbers of shares of Applied Common Stock or other securities (adjusted if necessary in accordance with the Current Applied Common Stock Equivalent), or the economic equivalent on a per share basis, to the holders of the Exchangeable Shares (any of such events being herein called the "Applied Common Stock Reorganization"), the Current Applied Common Stock Equivalent shall be adjusted effective immediately after the record date at which the holders of Applied Common Stock are determined for the purpose of the Applied Common Stock Reorganization by multiplying the Current Applied Common Stock Equivalent in effect on such record date by the quotient obtained when:

(A) the number of shares of Applied Common Stock outstanding after the completion of such Applied Common Stock Reorganization (but before giving effect to the issue or cancellation of any shares of Applied Common Stock issued or cancelled after such record date otherwise than as part of such Applied Common Stock Reorganization) including, in the case where securities exchangeable or convertible into Applied Common Stock are distributed, the number shares of Applied Common Stock that would have been outstanding had such securities been exchanged for or converted into Applied Common Stock on such record date, is divided by

(B) the number of shares of Applied Common Stock outstanding on a fully diluted basis on such record date before giving effect to the Applied Common Stock Reorganization;

(i) if at any time Applied shall fix a record date for the issuance of rights, options or warrants to the holders of all or substantially all of the shares of Applied Common Stock entitling them to subscribe for or to purchase shares of Applied Common Stock (or securities of Applied convertible into shares of

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                                      -4-

Applied Common Stock) at a price per share of Applied Common Stock (or having a conversion price per Applied Common Stock) of less than the Current Market Price on such record date, unless the Corporation is permitted under applicable law without a vote of its shareholders to issue, and shall simultaneously issue, equivalent numbers of such rights, option or warrants, adjusted if necessary in accordance with the Current Applied Common Stock Equivalent at such record date, or the economic equivalent thereof on a per share basis, to the holders of Exchangeable Shares (any such event being herein referred to as a "Rights Offering"), then the Current Applied Common Stock Equivalent then in effect shall be adjusted immediately after such record date by multiplying the Current Applied Common Stock Equivalent in effect on such record date by the quotient obtained when:

(A) the sum of the number of shares of Applied Common Stock outstanding on a fully diluted basis on such record date and the number of additional shares of Applied Common Stock offered for subscription or purchase under the Rights Offering (or the number of shares of Applied Common Stock into which the securities so offered are convertible)

is divided by

(B) the sum of the number of shares of Applied Common Stock outstanding on a fully diluted basis on such record date and the number determined by dividing the aggregate price of the total number of additional shares of Applied Common Stock offered for subscription or purchase under the Rights Offering (or the aggregate conversion price of the convertible securities so offered) by the Current Market Price on such record date.

          Any shares of Applied Common Stock owned by or held for the account of Applied shall be deemed not to be outstanding for the purpose of any such computation. If such rights, option or warrants are not so issued or if, at the date of expiry of the rights, options or warrants subject to the Rights Offering, less than all the rights, options or warrants have been exercised, then the Current Applied Common Stock Equivalent shall be readjusted effective immediately after the date of expiry (or determination by the Board of Directors of Applied that the issue will not take place) to the Current Applied Common Stock Equivalent which would have been in effect if such record date had not been fixed or to the Current Applied Common Stock Equivalent which would then be in effect on the date of expiry if the only rights, options or warrants issued had been those that were exercised, as the case may be;

(ii) if Applied shall fix a record date for the making of a distribution (including a distribution by way of stock dividend) to the holders of all or substantially all its outstanding shares of Applied Common Stock of

(A) shares of Applied of any class other than Applied Common Stock (excluding shares convertible into Applied Common Stock referred to in (i) (C) above),

(B)  rights, option or warrants (excluding a Rights Offering),

(C) evidences of its indebtedness (excluding indebtedness convertible into Applied Common Stock referred to in (i) (C) above) or

(D) any other assets (other than any of the distributions referred to in (A), (B) or (C), dividends paid in the ordinary course, a Rights Offering or a Applied Common Stock Reorganization)

               unless the Corporation is permitted under applicable law without a vote of its shareholders to distribute, and shall simultaneously distribute, the same number of shares, rights, options or warrants, evidences of indebtedness or other assets, as the case may be, adjusted if necessary in accordance with the Current Applied Common Stock Equivalent, as at such record date, or the economic equivalent thereof on a per share basis, to the holders of Exchangeable Shares (any such event being herein referred to as a "Special Distribution") then, in each such case, the Current Applied Common Stock Equivalent shall be adjusted effective immediately after the record date at which the holders of Applied Common Stock are determined for the purposes of the Special Distribution by multiplying the Current Applied Common Stock Equivalent in effect on such record date by the quotient obtained when:

(I) the product obtained when the number of shares of Applied Common Stock outstanding on a fully diluted basis on the record date is multiplied by the Current Market Price on such date,

is divided by

(II) the difference obtained when the amount by which the aggregate fair market value (as determined by the Board of Directors, which determination shall be conclusive) of the shares, rights, options, warrants, evidences of indebtedness or assets, as the case may be, distributed in the Special Distribution exceeds the fair market value (as determined by the Board of Directors, which determination shall be conclusive) of the consideration, if any, received therefore by Applied, is subtracted from the product obtained when the number of shares of Applied Common Stock outstanding on the record date is multiplied by the Current Market Price on such date, provided that no such adjustment shall be made if the result of such adjustment would be to decrease the Current Applied Common Stock Equivalent in effect immediately before such record date. Any share of Applied Common Stock owned by or held for the account of Applied shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Current Applied Common Stock Equivalent shall be readjusted effective immediately to the Current Applied Common Stock Equivalent which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed.

Notwithstanding any of the foregoing definition of "Current Applied Common Stock Equivalent", in no event may any one distribution, issuance of securities or other event be deemed to be more than one of a Applied Common Stock Reorganization, Rights Offering or Special Distribution.

"Current Market Price" means, in respect of a share of Applied Common Stock on any date the Canadian Dollar Equivalent of the closing sale price of a share of Applied Common Stock on such date (or, if no trades of any Applied Common Stock occurred on such date, on the last trading day prior thereto on which such trades occurred) reported on Nasdaq, or, if shares of Applied Common Stock are not then quoted on Nasdaq, on such other stock exchange or automated quotation system on which shares of Applied Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Applied Common Stock during such period does not create a market that reflects the fair market value of Applied Common Stock, then the Current Market Price of a share of Applied Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

"Effective Date" has the meaning ascribed thereto in the Plan of Arrangement.

"Exchangeable   Shares"  means  the  Exchangeable   Non-Voting   Shares  of  the
Corporation having the rights, privileges, restrictions and conditions set forth herein.

"Liquidation Amount" has the meaning ascribed thereto in Section 4.1 of these share provisions.

"Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

"Liquidation Date" has the meaning ascribed thereto in Section 4.1 of these share provisions.

"Nasdaq"  means  the  National  Market  of  the  National   Association  of
Securities Dealers Automated Quotation System.

"OBCA" means the Business Corporations Act, (Ontario) as amended from time to time.

"Plan of Arrangement" means the plan of arrangement relating to the arrangement of the Corporation under section 182 of the OBCA, to which plan these share provisions are attached.

"Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

"Redemption Price" has the meaning ascribed thereto in section 6.1 of these share provisions.

"Retracted Shares" has the meaning ascribed thereto in section 5.1 of these share provisions.

"Retraction Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

"Retraction Date" has the meaning ascribed thereto in section 5.2 of these share provisions.

"Retraction Period" means the period (and including the beginning and ending dates) from the Effective Date until the date which is June 29, 2001.

"Retraction Price" has the meaning ascribed thereto in section 5.1 of these share provisions.

"Retraction Request" has the meaning ascribed thereto in section 5.1 of these share provisions.

"Rights Offering" has the meaning ascribed thereto in the definition of "Current Applied Common Stock Equivalent" in Section 1.1 of these share provisions.

"Special Distribution" has the meaning ascribed thereto in the definition of "Current Applied Common Stock Equivalent" in Section 1.1 of these share provisions.

"Support Agreement" means the Support Agreement between Applied and the Corporation, made as of June 30, 1998.

"Transfer Agent" means Montreal Trust Company of Canada or such other person as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

"Trustee" means Montreal Trust Company of Canada, a corporation organized and existing under the laws of Canada and any successor trustee appointed under the Voting and Exchange Trust Agreement.

"Voting and Exchange Trust Agreement" means the Voting and Exchange Trust Agreement between the Corporation, Applied and the Trustee, made as of June 30, 1998.


1.2 All amounts required to be paid, deposited or delivered hereunder shall be paid, deposited or delivered after deduction of any amount required by applicable law to be deducted or withheld on account of tax and the deduction of such amounts and remittance to the applicable tax authorities shall, to the extent thereof, satisfy such requirement to pay, deposit or deliver hereunder.

                                    ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall rank senior to the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.


                                    ARTICLE 3

                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the Applied Common Stock, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent on the Applied Dividend Declaration Date of the cash dividend declared on such number of shares of Applied Common Stock as is equal to the Current Applied Common Stock Equivalent on the Applied Dividend Declaration Date or (b) in the case of a stock dividend declared on the Applied Common Stock to be paid in shares of Applied Common Stock, in such whole number of Exchangeable Shares for the Exchangeable Shares held by each holder as is equal to the number of whole shares of Applied Common Stock to be paid as a dividend on the equivalent number of shares of Applied Common Stock divided by the Current Applied Common Stock Equivalent on the Applied Dividend Declaration Date or (c) in the case of a dividend declared on the shares of Applied Common Stock to be paid in property other than cash or Applied Common Stock (including without limitation other securities of Applied), in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the Board of Directors in accordance with section 10.1) to the type and amount of property, to be paid as a dividend on such number of shares of Applied Common Stock as is equal to the Current Applied Common Stock Equivalent on the Applied Dividend Declaration Date. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued Exchangeable Shares. To the extent that the Corporation complies with this section 3.1, any Applied dividend contemplated by this section 3.1 shall in no event be deemed to be a Applied Common Stock Reorganization, Rights Offering or Special Distribution.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by subsection 3.1(a) hereof or in respect of any cash amount payable in lieu of a fractional Exchangeable Share in connection with any stock dividends contemplated by subsection 3.1(b) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsection 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the shares of Applied Common Stock.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 9.2 of these share provisions:

(a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

(c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

(d) issue any Exchangeable Shares other than (i) by way of stock dividends to the holders of such Exchangeable Shares, (ii) otherwise pro rata to the holders of Exchangeable Shares, (iii) as contemplated by the Support Agreement or (iv) pursuant to any agreements or rights in existence at the Effective Date; or

(e) issue any other shares of the Corporation ranking equally with or senior to the Exchangeable Shares;

provided that the restrictions in subsections 3.5(a), 3.5(b) and 3.5(c) shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared to date on the Applied Common Stock shall have been declared on the Exchangeable Shares and, if paid to holders of Applied Common Stock, paid in full.

                                    ARTICLE 4

                           DISTRIBUTION ON LIQUIDATION

4.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price multiplied by the Current Applied Common Stock Equivalent, in each case determined on the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder such number of shares of Applied Common Stock as is equal to the Current Applied Common Stock Equivalent, plus (b) an additional amount equal to the aggregate of all declared and unpaid dividends on each such Exchangeable Share up to the Liquidation Date (collectively the "Liquidation Amount") without interest.

4.2 On or promptly after the Liquidation Date, and subject to the exercise by Applied of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for all of the Exchangeable Shares held by a holder thereof shall be made by delivery to each such holder, at the address of the holder recorded in the securities register of the Corporation of the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing the shares of Applied Common Stock to be delivered in payment thereof (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any liens) and a cheque of the Corporation payable at any branch of the bankers of the Corporation in respect of all declared and unpaid dividends comprising part of the total Liquidation Amount for all outstanding Exchangeable Shares without interest. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the total Liquidation Amount in respect of their Exchangeable Shares, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation

Amount for their Exchangeable Shares has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of such Exchangeable Shares after such deposit shall be limited to receiving the total Liquidation Amount (without interest) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions.

4.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 4.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation or have any other rights as holders of Exchangeable Shares.


                                    ARTICLE 5

                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

5.1 A holder of Exchangeable Shares shall be entitled during any Retraction Period, subject to the exercise by Applied of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 5, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder (the "Retracted Shares") for an amount for each Retracted Share equal to (a) the Current Market Price multiplied by the Current Applied Common Stock Equivalent, in each case determined on the Retraction Date, which shall be satisfied in full in respect of a Retracted Share by the Corporation causing to be delivered to such holder such number of shares of Applied Common Stock as is equal to the Current Applied Common Stock Equivalent, plus (b) the aggregate of all dividends declared and unpaid on each Retracted Share up to the Retraction Date (collectively the "Retraction Price", provided that if the record date for any such declared and unpaid dividend occurs on or after the Retraction Date the Retraction Price shall not include such declared and unpaid dividends) without interest. To effect such redemption, the holder shall present and surrender at any office of the Transfer Agent the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable (in their sole discretion) to the Transfer Agent and Applied:

(a) specifying that the holder desires to have the Retracted Shares represented by such certificate or certificates redeemed by the Corporation; and

(b) acknowledging the Retraction Call Right of Applied to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be an irrevocable offer by the holder to sell the retracted Shares to Applied in accordance with the Retraction Call Right.

5.2 Subject to the exercise by Applied of the Retraction Call Right, upon receipt by the Transfer Agent in the manner specified in section 5.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required pursuant to section 5.1 and a Retraction Request, the Corporation shall redeem the Retracted Shares effective at the close of business on the sixth Business Day after the Retraction Request is received (the "Retraction Date") and shall cause to be delivered to such holder the total Retraction Price with respect of all such Retracted Shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by Applied pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

5.3 Upon receipt by the Transfer Agent of a Retraction Request, the Transfer Agent shall forthwith notify Applied thereof. In order to exercise the Retraction Call Right, Applied must deliver a Applied Call Notice to the Transfer Agent prior to the expiry of the fifth Business Day after the receipt by the Transfer Agent of the Retraction Request. If Applied does not so notify the Transfer Agent, the Transfer Agent will notify the holder as soon as possible thereafter that Applied will not exercise the Retraction Call Right. If Applied delivers the Applied Call Notice before the end of such five Business Day period, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Applied in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Applied shall purchase from such holder and such holder shall sell to Applied on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price.

5.4 If a  Retraction  Request is  received  by the  Transfer  Agent  pursuant to section 5.1 and Applied has not exercised the Retraction Call Right, the Corporation shall cause the Transfer Agent to deliver to the holder of the Retracted Shares, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the office of the Transfer Agent to which the Retraction Request was delivered, certificates representing the shares of Applied Common Stock to be delivered to the holder in payment of the total Retraction Price or Purchase Price for all of the Retracted Shares (or the portion thereof payable in Applied Common Stock, as the case may be) (which shares shall be duly issued as fully paid and non assessable and shall be free and clear of any liens) registered in the name of the holder or in such other name as the holder may request and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the total Retraction Price or Purchase Price (or, if any part of the Retraction Price or Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property), and such delivery of such certificates and cheque (and property, if any) on behalf of the

Corporation by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or Purchase Price for all of the Retracted Shares, to the extent that the same is represented by such share certificates and cheque (and property, if any), unless such cheque is not paid on due presentation.

5.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Retraction Price or total Purchase Price for all of the Retracted Shares, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or total Purchase Price for all of the Retracted Shares shall not be made, in which case the rights of such holders shall remain unaffected until the total Retraction Price or total Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or total Purchase Price for all of the Retracted Shares has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the shares of Applied Common Stock delivered to it.

5.6 Notwithstanding any other provision of this Article 5, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Applied shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall be obligated to redeem Retracted Shares specified by holders in Retraction Requests only to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions on a pro rata basis and shall notify the relevant holders at least five Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation and the Corporation shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section 5.2 hereof. The holder of any such Retracted Shares not redeemed by the Corporation pursuant to section 5.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Applied to purchase such Retracted Shares from such holder pursuant to the Exchange Right (as defined in the Voting and Exchange Trust Agreement).


                                    ARTICLE 6

                        REDEMPTION OF EXCHANGEABLE SHARES

6.1 Subject to applicable law and if Applied does not exercise the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price multiplied by the Current Applied Common Stock Equivalent, in each case determined on the Automatic Redemption Date, which shall be satisfied in full in respect of an Exchangeable Share by the Corporation causing to be delivered to such a holder such number of shares of Applied Common Stock as is equal to the Current Applied Common Stock Equivalent, plus (b) the aggregate of all declared and unpaid dividends thereon up to the Automatic Redemption Date (collectively the "Redemption Price") (provided that if the record date for any such declared and unpaid dividends occurs on or after the Automatic Redemption Date, the Redemption Price shall not include such declared and unpaid dividends) without interest.

6.2 On or after the Automatic Redemption Date and subject to the exercise by Applied of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Redemption Price for each such Exchangeable Share upon presentation and surrender at any office of the Transfer Agent of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for all of the Exchangeable Shares held by a holder shall be made by delivery to such holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing the shares of Applied Common Stock to be delivered to the holder in payment of the Redemption Price for all of the Exchangeable Shares held by such holder (or the portion thereof payable in Applied Common Stock, as the case may be) (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any liens) and a cheque of the Corporation payable at any branch of the bankers of the Corporation in respect of all declared and unpaid dividends comprising part of the total Redemption Price for all of the Exchangeable Shares held by such holder (or, if any of such dividends are payable in property, such property). On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the total Redemption Price for their Exchangeable Shares, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price for such shares has been paid in the manner hereinafter provided. The Corporation shall have the right at any time to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving the total Redemption Price for such Exchangeable Shares, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Applied Common Stock delivered to them.


                                    ARTICLE 7

                            PURCHASE FOR CANCELLATION

7.1 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon without interest. If in response to an invitation for tenders under the provisions of this Section 7.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                    ARTICLE 8

                                  VOTING RIGHTS

8.1 Except as required by applicable law, and the provisions of section 3.5, 9.1 and 11.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                    ARTICLE 9

                             AMENDMENT AND APPROVAL

9.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

9.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy (excluding Exchangeable Shares beneficially owned by Applied or its Affiliates). If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.


                                   ARTICLE 10

                ECONOMIC EQUIVALENCE; CHANGES RELATING TO APPLIED


10.1 The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require) economic equivalence for the purposes of any provision herein that requires such a determination and each such determination shall be conclusive and binding on Applied and the holders of Exchangeable Shares, where applicable.

10.2 If at any time there is a capital reorganization of Applied or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of Applied with or into another entity (any such event being called a "Capital Reorganization") that is not provided for in the definitions of "Applied Common Stock Reorganization", "Rights Offering" or "Special Distribution", any holder of Exchangeable Shares whose Exchangeable Shares have not been exchanged for shares of Applied Common Stock in accordance with the provisions hereof or the provisions of the Plan of Arrangement or the Voting and Exchange Trust Agreement prior to the record date for such Capital Reorganization shall be entitled to receive and shall accept, upon any such exchange occurring pursuant to the provisions hereof or thereof at any time after the record date for such Capital Reorganization in lieu of the shares of Applied Common Stock that he would otherwise have been entitled to receive pursuant to the provisions hereof, the number of shares or other securities of Applied or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property, that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, he had been the registered holder of the number of shares of Applied Common Stock to which he was then entitled upon any exchange of his Exchangeable Shares into Applied Common Stock in accordance with the provisions hereof, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in the definition of "Current Applied Common Stock Equivalent"; provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that each holder of Exchangeable Shares shall thereafter be entitled to receive, upon any exchange of his Exchangeable Shares pursuant to the provisions hereof, such number of shares or other securities of Applied or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property.

10.3 In the case of a reclassification of, or other change in, the outstanding shares of Applied Common Stock other than a Applied Common Stock Reorganization, Rights Offering, Special Distribution or a Capital Reorganization, such changes shall be made in the rights attaching to the Exchangeable Shares, without any action on the part of the Corporation or the holders of the Exchangeable Shares to the extent permitted by applicable law, effective immediately following the record date for such reclassification or other change, to the extent necessary to ensure that holders of Exchangeable Shares shall be entitled to receive, upon the occurrence at any time after such record date of any event whereby they would receive Applied Common Stock pursuant to the previous provisions hereof or the provisions of the Plan of Arrangement or the Voting and Exchange Trust Agreement, such shares, securities or rights as they would have received if their Exchangeable Shares had been exchanged for Applied Common Stock pursuant to the provisions hereof or thereof immediately prior to such record date, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in the definition "Current Applied Common Stock Equivalent".

10.4 No certificates or scrip representing fractional Applied Common Stock shall be delivered to holders of Exchangeable Shares pursuant to the provisions hereof.

                                   ARTICLE 11

               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

11.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Applied with all provisions of the Support Agreement and the Voting and Exchange Trust Agreement applicable to the Corporation and Applied, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation and the holders of Exchangeable Shares all rights and benefits in favour of the Corporation under or pursuant to such agreements.

11.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement and the Voting and Exchange Trust Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or


(b) making such provisions or modifications not inconsistent with such agreements as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c) making such changes in or corrections to such agreements which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 12

                                     LEGEND

12.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to: the Support Agreement; the provisions of the Plan of Arrangement relating to the Retraction Call Right, the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the Voting Rights, Exchange Rights and Automatic Exchange Rights thereunder).

                                   ARTICLE 13

                                     NOTICES

13.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage paid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

13.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

13.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.


PROVISIONS ATTACHING TO THE PREFERRED SHARES AS A CLASS

PREFERRED SHARES

The Preferred Shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1 The Preferred Shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement thereon of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, the issue price per share of the shares of such series, the rate or amount of any dividends or the method of calculating any dividends, the dates of payment thereof, any redemption, purchase and/or conversion prices and terms and conditions of any redemption, purchase and/or conversion, and any sinking fund or other provisions;


2 The Preferred Shares of each series shall, with respect to the payment of any dividends and any distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over any other shares of the Corporation ranking junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these articles, over the Common Shares and any other shares of the Corporation ranking junior to such Preferred Shares as may be fixed in accordance with section 1 above;

3 If any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate rateably in respect of such dividends and return of capital;

4 The Preferred Shares of any series may be made convertible into Common Shares;

5 Unless the directors otherwise determine in the articles of amendment designating a series, and subject to the provisions of the OBCA and section 6 below, the Preferred Shares shall have no voting rights as a class; and

6 Any amendment to the articles of the Corporation to remove or vary any rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class or to create any other class of shares ranking in priority to or on a parity with the Preferred Shares, in addition to the authorization by special resolution, must be given by at least two-thirds of the votes cast at a meeting of the holders of Preferred Shares duly called for that purpose and at every such meeting a holder of a Preference Share shall be entitled to one vote in respect of each Preference Share held in addition to any other vote required by the OBCA.

                            SERIES A PREFERRED SHARES

The first series of Preferred Shares shall consist of one share and shall be designated as Series A Preferred Shares and in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class shall have attached thereto the following rights, privileges, restrictions and conditions:

1        Ranking

The Series A Preferred Share shall rank junior to any other shares of the Corporation with respect to the payment of dividends and repayment of capital.

2        Dividends

The holder of the Series A Preferred Share shall not be entitled to receive any dividend declared by the directors of the Corporation.

3        Voting Rights

The holder of the Series A Preferred Share shall be entitled to receive notice of and to attend and vote at meetings of the shareholders of the Corporation.

4        Rights on Dissolution

In the event of the liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary, the holder of the Series A Preferred Share shall be entitled to receive in respect of such share, before any distribution of any part of the assets of the Corporation among the holders of any other class of shares of the Corporation ranking junior to the Series A Preferred Share, an amount equal to $.01 per Series A Preferred Share.

5        Conversion

(a) Upon and subject to the terms and conditions hereinafter set forth the holder of the Series A Preferred Share shall have the right to convert the Series A Preferred Share into one fully-paid and non-assessable Common Share on the basis of one Common Share as presently constituted for the Series A Preferred Share so converted;

(b) The conversion privilege herein provided for may be exercised by notice in writing given to the Secretary of the Corporation at its registered office, signed by such holder or his agent;

(c) Upon the conversion of the Series A Preferred Share, there shall be no payment or adjustment by the Corporation or by the holder of the Series A Preferred Share on account of any dividends either on the Series A
     Preferred Share so converted or on the Common Share resulting from such conversion;

(d) On the conversion of the Series A Preferred Share the share certificate for the Common Share resulting therefrom shall be issued in the name of the registered holder of the Series A Preferred Share so converted or in such name or names as such registered holder may direct in writing (either in the notice referred to in subparagraph (b) or otherwise), provided that such registered holder shall pay any governmental or other tax imposed in respect of such conversion;

(e) Subject as hereinafter provided in this subparagraph the right of a holder of the Series A Preferred Share to convert the same into a Common Share shall be deemed to have been exercised, and the registered holder of the Series A Preferred Share to be converted (or any person or persons in whose name or names any such registered holder of Series A Preferred Share shall have directed the certificate representing the Common Share to be issued as provided in subparagraph (d)) shall be deemed to have become the holder of record of Common Shares, for all purposes on the date of actual receipt by the Corporation of the notice in writing, notwithstanding any delay in the delivery of the certificate representing the Common Share into which such Series A Preferred Share has been converted; provided, however, that should notice be given during a period when the registers of transfers of Common Shares are properly closed, the registered holder of such share (or such other person or persons as aforesaid) shall be deemed to become holders of record of Common Shares immediately upon the re-opening of such registers of transfers.

In the event of the Common Shares or the Series A Preferred Shares being, at any time while any Series A Preferred Shares are outstanding, consolidated, subdivided, reclassified or otherwise changed into a lesser or greater number of shares of the same class or a lesser or greater or the same number of shares of a different class or different classes of shares of the Corporation, appropriate adjustments shall contemporaneously be made to the rights (including, without limitation, the conversion right attached to the Series A Preferred Shares) privileges, restrictions and conditions attaching to the Common Shares and the Series A Preferred Shares, respectively, so as to preserve in all respects the benefits conferred on the holders of the Series A Preferred Shares by these provisions.

COMMON SHARES

1        Voting Rights

Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than Common Shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the Common Shares, each holder of Common Shares shall be entitled to one vote in respect of each Common Share held by him or her.

2        Dividends

The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Corporation.

3        Rights on Dissolution

The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

                                  SCHEDULE "A"

                              NOTICE OF RETRACTION

TO: Commstar Ltd. (the "Corporation") and Applied Cellular Technology, Inc. ("Applied")

This notice is given pursuant to Article 5 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 5 of the Share Provisions:

*          all shares(s) represented by this certificate; or

*                                            shares only.

The undersigned acknowledges the Retraction Call Right of Applied to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be an irrevocable offer (subject as hereinafter provided) by the undersigned to sell the Retracted Shares to Applied in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Purchase Price and on the other terms and conditions set out in the Share Provisions. If Applied determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible in which event the offer contained in this notice may be revoked by the undersigned by a further notice in writing addressed to the Corporation and Applied specifically referencing this Notice of Retraction and delivered to the Transfer Agent.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law or otherwise, the Corporation fails to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Applied to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the Corporation and Applied that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Applied, as the case may be, free and clear of all liens.


-------------------   ----------------------------   ---------------------------
(Date)                (Signature of Shareholder)       (Guarantee of Signature)

* Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of _____________________________ (the "Transfer Agent") in __________,
         failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register of holders of Exchangeable Shares.

NOTE:This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.


     ----------------------------------   ------------------------
     Name of Person in Whose Name                Date
     Securities or Cheque(s) Are To Be
     Registered, Issued or Delivered
     (please print)


     ----------------------------------   ------------------------
     Street Address or P.O. Box           Signature of Shareholder


     ----------------------------------   ------------------------
     City-Province                        Signature Guaranteed by

NOTE:If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.